UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2990 Airway Avenue

Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 17, 2012, the Board of Directors of T3 Motion, Inc. (the “Company”) appointed Bruce K. Nelson to serve as an independent director as defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, for a term of one year. Mr. Nelson will also serve as the Chairman of the Company’s Audit Committee.

The Board of Directors determined that Mr. Nelson possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Section 803B of the NYSE Amex LLC Company Guide and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Pursuant to a one year agreement with the Company, Mr. Nelson will receive, subject to the approval of the Company’s Compensation Committee, a cash fee of $20,000 for his service on the Board of Directors and an additional cash fee of $5,000 for his service on the Audit Committee. Upon execution of his agreement, Mr. Nelson was awarded a 5-year option to purchase up to 25,000 shares of common stock of the Company at an exercise price equal to the fair market value of the common stock of the Company on the date of the grant, such option vesting in full on the first anniversary of the date of the grant (provided Mr. Nelson is still a member of the Board of Directors at such time). The Company will also reimburse Mr. Nelson for expenses related to his attending meetings of the Board of Directors, meetings of the Audit Committee, executive sessions and shareholder meetings.

Mr. Nelson, 57, served as Executive Vice President and Chief Financial Officer of Global Clean Energy Holdings, Inc. from 2007 through 2011. Before joining Global Clean Energy Holdings, Inc., he also served as Chief Financial Officer of US Modular, a private technology company located in Irvine, California. From 2002 through February 2007, Mr. Nelson served as Chief Financial Officer of netGuru, Inc., a NASDAQ-listed global software and IT service company. Mr. Nelson served as a U.S. Naval Officer for six years after graduating from the University of Southern California, majoring in finance. Mr. Nelson holds a MBA degree from Bryant University in Smithfield, Rhode Island. He has also served on the board of directors of a commercial bank, a NASDAQ-listed technology company, and a privately held specialty hospital.

A copy of the agreement by and between the Company and Mr. Nelson is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.1	Letter Agreement of Bruce Nelson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: February 17, 2012	By:	/s/ Ki Nam
Name: Ki Nam
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Letter Agreement of Bruce Nelson

4